UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported):  July 9, 2001

Intacta Technologies Inc.
 (Exact name of registrant as specified in its charter)

Nevada	0-30467	58-2488071

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

945 East Paces Ferry Road Suite 1445 Atlanta, GA 30326-1372

(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code: (404) 880-9919

Item 7         Financial Statements and Exhibits

(c)     Exhibits:

 1.       Press Release of the Company dated July 9, 2001
 Item 9         Regulation FD Disclosure

On July 9, 2001, INTACTA Technologies Inc. announced the signing of a development agreement with Stuttgart based aeonware Inc., a software-solution provider for establishing virtual marketplaces and e-business networks. The two companies will collaborate on providing secure online transactions and data for the emerging field of biotech marketplaces. As a leader in e-business marketplaces in fields such as automotive and manufacturing supplies, aeonware Inc. will deliver secure multi-partner Internet-based marketplaces for the biotech and bioengineering industry. Given the unique security and confidentiality requirements for biotech operations, pharmaceutical trials and bioengineering contracting, aeonware Inc. has selected Intacta Technologies' patented INTACTA.CODETM as the primary data packager to secure, compress and encode confidential data among biotech business partners.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Intacta Technologies Inc.

Date: July 20, 2001	By: /s/ Sandra Buschau

Sandra Buschau
Corporate Secretary

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION

99.1	Press release issued July 9, 2001